As of April 30, 2016, the following persons or entities now own more than 25% of a Funds' voting securities.

Person/Entity

VICTORY NEWBRIDGE GLOBAL EQUITY FUND
COMERICA BANK				 34.89%
KEYCORP					 36.30%

As of April 30, 2016, the following persons or entities no longer own more than 25% of a Funds' voting security.

Person/Entity

VICTORY STRATEGIC ALLOCATION FUND
PERSHING LLC

VICTORY NATIONAL MUNICIPAL BOND FUND
NFS LLC FEBO

VICTORY OHIO MUNICIPAL BOND FUND
SNBOC AND COMPANY

VICTORY NEWBRIDGE GLOBAL EQUITY FUND
KEYCORP